Exhibit 99.3

COMMERCIAL TERM NOTE			FOR BANK USE ONLY
(Michigan version)			Borrower *
Amount	City, State	Date	Obligor # *
$5,000,000.00	St. Joseph, MI	March 31, 2010	Obligation # *
Office *
FOR VALUE RECEIVED, EXPRESS-1 EXPEDITED SOLUTIONS, INC., a Delaware corporation (“Borrower”), whose mailing address is 429 Post Road, Buchanan, Michigan 49107, hereby promises to pay to the order of PNC Bank, National Association (“Bank”), having a banking office at 250 East Maiden Lane, St. Joseph, Michigan 49085, Attention: John A. Janick, Locator No. K-B50-22, at the address specified on the bills received by Borrower from Bank or at such other place as the holder hereof may designate in writing, FIVE MILLION AND 00/100 DOLLARS in lawful money of the United States together with interest, in 36 consecutive monthly installments, commencing on April 30, 2010 and continuing on the last day of each month thereafter. Each installment shall consist of principal in the amount of One Hundred Thirty-Eight Thousand Eight Hundred Eighty-Eight and 88/100 dollars ($138,888.88) plus the unpaid interest accrued on this Note, except that the final installment shall be in such amount as will pay all of the unpaid principal of and unpaid interest accrued on this Note in full. Prior to maturity, principal shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at a fluctuating rate which is equal to 2.25% per annum, plus the “Index”.
If any payment is required to be made on a day which is not a Banking Day, such payment shall be due on the next immediately following Banking Day and interest shall continue to accrue at the applicable rate.
Borrower shall have the right to prepay the principal of this Note in whole or in part, provided, that (i) each such prepayment shall be in the principal sum of One Thousand and No/100 Dollars ($1,000.00) or any integral multiple thereof or an amount equal to the then aggregate unpaid principal balance of this Note, (ii) each such prepayment shall be applied to the installments of this Note in the inverse order of their respective due dates, and (iii) concurrently with the prepayment of the entire unpaid principal balance of this Note, Borrower shall prepay the accrued interest on the principal being prepaid. Each prepayment of the principal of this Note may be made without premium or penalty.
Borrower acknowledges this Note is secured by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and any other document or instrument evidencing a security interest or other lien in favor of Bank and executed and delivered by Borrower or any third party as security for payment of this Note and/or all indebtedness of Borrower to Bank, whether contemporaneous with the execution of this Note or at any other time. Collateral securing other obligations of Borrower to Bank may also secure this note.
If Borrower fails to pay an installment in full within ten (10) days after its due date, Borrower, in each case, will incur and shall pay a late fee equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this Note.
Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable. Remittances in payment of any part of the amounts owing under this Note shall not, regardless of any receipt or credit issued therefore, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on this Note shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default.
If this Note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by two percent (2%) per annum, provided that in no event shall the principal of and interest on this Note bear interest after maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.
It shall be an “Event of Default” if any “Event of Default” as defined in the Revolving and Term Loan Agreement of even date among Borrower, Bank and others occurs. Upon the occurrence of an Event of Default, the holder of this Note may, in its sole discretion, declare this Note to be due and payable and, if applicable, that Borrower no longer be permitted to obtain advances; and the principal of and interest on this Note shall thereupon become immediately payable in full, without any presentment, demand or notice of any kind, which Borrower hereby waives. Borrower will pay to Bank all costs and expenses of collection of this Note, including, without limitation, attorneys’ fees.
In this Note, Bank Debt means Debt payable to Bank or to any affiliate of Bank, whether initially payable to Bank or such affiliate or acquired by Bank or such affiliate by purchase, pledge or otherwise and whether assigned to or participated to or from Bank or such affiliate in whole or in part; Banking Day means any day (other than any Saturday, Sunday or legal holiday) on which Bank’s banking office is open to the public for carrying on substantially all of its banking functions; Debt means, collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the Person or Persons in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan, overdraft, guaranty or other contract or by quasi-contract, tort, statute or other operation of law; Index means the fluctuating rate per annum which is designated or published from time to time by Bank as being its “One Month Libor Rate”, it being acknowledged that the Index is not necessarily a) the lowest rate of interest or the only “LIBOR” denominated interest rate then available from Bank on fluctuating rate loans or b) calculated in the same manner as any other “LIBOR” denominated interest rate offered by Bank. It is further acknowledged that the Index is not necessarily calculated in the same manner as any other “LIBOR” denominated interest rate offered by any other bank or published by any publication. Bank will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than once each month and shall be based on the Index rate effective as of each Change Date, commencing on the 30th day of April, 2010 and continuing on the last day of each month thereafter (“Change Date”), unless such day shall not be a Banking Day, in which case the Change Date shall be the first Banking Day immediately following such day. If the Index becomes unavailable during the term of this loan, Bank may designate a substitute index after notice to Borrower. Borrower understands that Bank may make loans based on other indexes or rates as well; Obligor means any Person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Borrower’s Bank Debt or any part thereof in any manner and, in addition to Borrower, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property; Person means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body, or any other form or kind of entity; Prime Rate means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its “prime rate” or “base rate” thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing any fluctuating interest rate which may thereafter be applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans; and Related Writing means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Borrower’s Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Borrower or any other Person signed or acknowledged receipt thereof.
Borrower certifies to Bank that all funds disbursed under this Note will be used for business or commercial purposes.
Borrower hereby authorizes Bank to share all credit and financial information relating to Borrower with Bank’s parent company, and with any subsidiary or affiliate company of Bank or of Bank’s parent company, with any actual or proposed participant in or assignee of all or any part of Bank’s interests or rights hereunder, or with any other person or entity reasonably deemed incidental by Bank to the administration of the indebtedness evidenced hereby.
In no event shall the interest rate in effect on this Note exceed the maximum rate permissible under the law governing this Note.
If (a) at any time any governmental authority shall require PNC Financial Services Group, Inc., a Pennsylvania corporation, its successors or assigns, or Bank, whether or not the requirement has the force of law, to maintain, as support for the indebtedness advanced under this Note, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Note, whether the requirement is implemented pursuant to the “risk-based capital guidelines” (published at 12 CFR 3 in respect of “national banking associations”, 12 CFR 208 in respect of “state member banks”, and 12 CFR 225 in respect of “bank holding companies”) or otherwise, and (b) as a result thereof the rate of return on capital of PNC Financial Services Group, Inc., its successors or assigns, or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby attributable to the indebtedness advanced under this Note; then, and in each such case, Borrower shall, on Bank’s demand, pay Bank as an additional fee such amounts as will in Bank’s reasonable opinion reimburse PNC Financial Services Group, Inc., its successors and assigns, and Bank for any such reduced rate of return. In determining the amount of any such fee, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.
If Borrower consists of more than one Person, Borrower shall be jointly and severally liable on this Note. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.
Any holder’s delay or omission in the exercise of any right under this Note shall not operate as a waiver of that right or of any other right under this Note.
If any provision of this Note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this Note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein.
This Note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supercede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

No amendment, modification or supplement to this Note or any Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.
DIRECT DEBIT: The following is applicable if checked by Borrower:[   ] Payments shall be paid by Borrower by debiting Borrower’s account, number                                          on the due date.
This Note shall be governed by the law of the State of Michigan.
BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION, CLAIM, COUNTERCLAIM, CROSSCLAIM, PROCEEDING, OR SUIT, WHETHER AT LAW OR IN EQUITY, WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE AT ANY TIME ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER RELATED WRITING, THE ADMINISTRATION, ENFORCEMENT, OR NEGOTIATION OF THIS NOTE OR ANY OTHER RELATED WRITING, OR THE PERFORMANCE OF ANY OBLIGATION IN RESPECT OF THIS NOTE OR ANY OTHER RELATED WRITING.

BORROWER:	EXPRESS-1 EXPEDITED SOLUTIONS, INC.
By:
David G. Yoder
Its: Chief Financial Officer